SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-ESKIMO PIE CORP

          GAMCO INVESTORS, INC.
                                 7/25/97            1,500            12.7500
                                 7/24/97              900            12.5000
                                 7/24/97              900-           12.5000
                                 7/22/97              900            12.5000
                                 7/17/97            1,100            12.2386
                                 7/15/97            5,000            12.3125
                                 6/26/97           10,000            12.3125
                                 6/06/97            5,000            12.2500
          GAMCO INVESTORS, INC.
                                 6/30/97            2,000            12.2500
                                 6/20/97            1,000-           12.2500
                                 6/11/97            2,000            12.5000
                                 6/06/97            1,000            12.2500
                                 6/04/97            2,000            12.3750


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.




















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